EXHIBIT 10.10 Statement re: Employment Contract by and between the Registrant and Donald Naab


                             EMPLOYMENT AGREEMENT

          This Employment Agreement ("Agreement") is made effective as of June 29, 1998, by and between Pacific Research and Engineering Corporation ("PR&E") and Donald C. Naab ("Naab").

     NOW, THEREFORE, the parties agree as follows:

     1. EMPLOYMENT. PR&E hereby engages Naab, and Naab hereby accepts such engagement, upon the terms and conditions set forth herein.

     2.     DUTIES.
            2.1 POSITION. Naab is engaged in the position of President, reporting to the CEO of PR&E ("CEO") and shall have the duties and responsibilities mutually agreed on by Naab and CEO. Naab shall perform faithfully and diligently such duties, as well as such other duties as the Board of Directors of PR&E ("Board") shall reasonably assign from time to time. Board reserves the right to modify Naab's position and duties at any time, in its sole and absolute discretion.
            2.2 BEST EFFORTS/FULL-TIME. Naab will expend his best efforts on behalf of PR&E, and will abide by all policies and decisions made by Board, as well as all applicable federal, state and local laws, regulations or ordinances. Naab will act in the best interest of PR&E at all times. Naab shall devote Naab's full business time and efforts to the performance of his assigned duties, unless Naab notifies PR&E in advance of his intent to engage in other paid work and receives PR&E's express written consent to do so. Naab must not engage in any work that creates an actual or potential conflict of interest with PR&E and, if Board believes a conflict exists, Board may ask Naab to choose whether to discontinue the other work or resign employment with PR&E.

     3.     COMPENSATION.
            3.1 BASE SALARY. As compensation for the proper and satisfactory performance of all duties to be performed by Naab hereunder, PR&E shall pay to Naab a base salary of $204,360 per year, payable in accordance with the normal payroll practices of PR&E, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. In the event Naab's employment under this Agreement is terminated by either party, for any reason whatsoever, before the last day of any employment year, Naab will be entitled to receive for such year only the base salary prorated to the date of termination.
            3.2     INCENTIVE COMPENSATION.
                    3.2.1 1998 BONUS. Naab will be eligible to earn a one-time $15,000 bonus for calendar year 1998 provided Naab is employed by PR&E on December 31, 1998. Naab shall not be entitled to any other performance bonus or incentive compensation for 1998.
                    3.2.2 1999 BONUS. Naab will be eligible to earn a bonus for calendar year 1999 in accordance with the terms and conditions established by the Compensation Committee of Board, provided Naab completes and submits to Board a written business and strategic plan for PR&E within 120 days of the Start Date specified in paragraph 6.1 below.
            3.3 STOCK OPTIONS. Naab will receive 75,000 stock options in accordance with the terms and conditions of PR&E's Stock Option Plan.
            3.4 ASSISTANCE WITH SALE OF HOME. PR&E agrees to pay Naab the real estate agent's commission on the sale of Naab's Minnesota home, or $57,109.00, payable in thirty-nine equal bi-weekly installments during the Initial Term of this Agreement, provided Naab remains continuously employed during such Term. In the event Naab's employment under


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                    this Agreement is terminated by either party, for any
                    reason whatsoever, before the last day of the Initial Term, Naab will be entitled to receive only those installment payments due and owing as of the date of termination.
            3.5 PERFORMANCE REVIEW. Board will periodically review Naab's performance on no less than annual basis. Adjustments to salary or other compensation, if any, will be made in the sole and absolute discretion of Board.

     4.     FRINGE BENEFITS.
            4.1 CUSTOMARY FRINGE BENEFITS. Naab will be eligible for all customary and usual fringe benefits generally available to employees of PR&E. PR&E reserves the right to change or terminate the fringe benefits on a prospective basis, at any time, effective upon notice to Naab.
            4.2     CAR ALLOWANCE.  PR&E will pay Naab PR&E's standard
                    executive car allowance of $250 per month.

     5. BUSINESS EXPENSES. Naab will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of PR&E. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation and must be approved by the Chief Financial Officer of PR&E.

     6.     TERM.
            6.1 INITIAL TERM. The employment relationship pursuant to this Agreement shall be for an Initial Term commencing on June 29, 1998 ("Start Date") and continuing until
                    December 31, 1999 ("Initial Term"), unless sooner terminated in accordance with paragraph 7.1 or 7.2 below.
            6.2 RENEWAL. On completion of the Initial Term specified in paragraph 6.1 above, PR&E may, at its election, renew this Agreement for a future unspecified term. It is expressly understood and agreed that, after the expiration of the Initial Term, the employment relationship between Naab and PR&E is "at will" and the parties have not agreed to any further specified terms or to continued employment for so long as Naab performs satisfactorily. After the Initial Term, the employment relationship may be terminated by either Naab or PR&E at any time, with or without cause, upon 30 days advance notice.

     7.     TERMINATION.
            7.1 TERMINATION FOR CAUSE BY PR&E. Although PR&E anticipates a mutually rewarding employment relationship with Naab, upon written notice to Naab, PR&E may terminate the employment relationship immediately in the event of any good cause, including but not limited to default, dishonesty, neglect of duties, failure to perform, conviction of a felony or crime of moral turpitude or death of Naab. In the event Naab's employment is terminated for cause in accordance with this paragraph during calendar year 1998, Naab will not be entitled to receive the 1998 Bonus, or any part thereof, as described in paragraph 3.2.1 above.
            7.2 VOLUNTARY RESIGNATION WITHOUT CAUSE BY NAAB. Naab may voluntarily resign his position with PR&E with or without cause at any time on thirty (30) days written notice. In the event of such resignation during calendar year 1998, Naab will not be entitled to receive the 1998 Bonus, or any part thereof, as described in paragraph 3.2.1 above.

     8. COMPETITIVE EMPLOYMENT. During the term of Naab's employment with PR&E, and during any period in which Naab is receiving payments from PR&E, Naab agrees that he will not directly or indirectly compete with PR&E in any way, and will not act as an officer, director, employee, consultant, shareholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which PR&E is now


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            engaged or in which PR&E becomes engaged during the term of Naab's employment with PR&E, as may be determined by PR&E in its sole discretion. Further, Naab agrees not to refer any client or potential client to competitors of PR&E without PR&E's written consent during the term of Naab's employment with PR&E or during the period in which Naab is receiving payments from PR&E.

     9. CONFIDENTIALITY AND PROPRIETARY RIGHTS. As a condition of employment, Naab agrees to read, sign and abide by PR&E's Confidentiality and Proprietary Rights Agreement attached as Exhibit A to this Agreement.

     10. NO VIOLATION OF RIGHTS OF THIRD PARTIES. Naab warrants that the performance of all the terms of this Agreement and as an employee of PR&E does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Naab prior to Naab's employment with PR&E. Naab agrees not to disclose to PR&E, or induce PR&E to use, any confidential or proprietary information or material belonging to any previous employer or others. Naab warrants that he is not a party to any other agreement that will interfere with Naab's full compliance with this Agreement. Naab further agrees not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement.

     11. NONSOLICITATION. During the term of this Agreement and for a period of one year thereafter, irrespective of the manner of termination of employment, Naab agrees not to, directly or indirectly, separately or in association with others:
            11.1 Interfere with, impair, disrupt or damage PR&E's relationship with any of its clients or prospective clients by soliciting or encouraging or causing others to solicit or encourage, any of them for the purpose of diverting or taking away the business such clients have with PR&E; or
            11.2 Interfere with, impair, disrupt or damage PR&E's business by soliciting, encouraging or causing others to solicit or encourage any of PR&E's employees to discontinue their employment with PR&E.

     12.    GENERAL PROVISIONS.
            12.1 SUCCESSORS AND ASSIGNS. The rights and obligations of PR&E under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of PR&E. Naab shall not be entitled to assign any of Naab's rights or obligations under this Agreement.
            12.2 WAIVER. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
            12.3 SEVERABILITY. In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that PR&E shall received the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
            12.4 INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing PR&E, but Naab has participated in the negotiation of its terms. Furthermore, Naab acknowledges that he has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.


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            12.5    GOVERNING LAW.  This Agreement will be governed by and
                    construed in accordance with the laws of the United States and the State of California.
            12.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally, (b) by overnight courier upon written verification of receipt,
                    (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission, or
                    (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.
            12.7 SURVIVAL. This Agreement shall survive Naab's employment by PR&E.

     13. ENTIRE AGREEMENT. This Agreement, including Exhibit A appended hereto and the PR&E Stock Option Plan referenced herein, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Naab and the CEO of PR&E. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.


THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.


DATED:  ___June 19, 1998___            _________/S/ Donald C. Naab_________
                                       ___________6826 Lillian Lane________
                                       ________Eden Prairie, MN 55346______


DATED:  ___June 19, 1998___            ________/S/ Jack K. Williams________
                                       __________Jack Williams, CEO________
                                       __PACIFIC RESEARCH AND ENGINEERING__
                                       ________2070 Las Palmas Drive_______
                                       _________Carlsbad, CA  92121________


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